Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
China Chemical Holding Company

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of China Chemical Holding Company and Subsidiaries dated May 17, 2010 in the Registration Statement on Form S-1 and related Prospectus of China Chemical Holding Company for the registration of shares of its common stock.

/s/ ZYCPA Company Limited

ZYCPA Company Limited
Certified Public Accountants

Hong Kong, China
May 17, 2010